REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
To the Board of Directors and Shareholders of Componus Inc. and Asia Forging Supply Co., Ltd.:
I have audited the consolidated balance sheet of Componus Inc. and Asia Forging Supply Co., Ltd. as of December 31, 2007 and 2006, and the related consolidated statements of income and retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these consolidated financial statements based on my audits.
I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits and the reports of the other auditors provide a reasonable basis for my opinion.
In my opinion, based on my audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Componus Inc. and Asia Forging Supply Co., Ltd. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Michael F. Albanese, CPA
Parsippany, New Jersey
March 29, 2008

1

Exhibit 99.1
Componus Inc. and Asia Forging Supply Co., Ltd.
Consolidated Financial Statements
December 31, 2007 and 2006

Table of Contents

Page No.
Consolidated Balance Sheets
December 31, 2007 and (Restated) December 31, 2006	1

Consolidated Statement of Operations
For the year ended December 31, 2007 and
For the (Restated) nine months ended December 31, 2006	2

Consolidated Statement of Changes in Stockholders’ Equity
For the year ended December 31, 2007 and
For the (Restated) nine months ended December 31, 2006	3

Consolidated Statements of Cash Flow
For the year ended December 31, 2007 and
For the (Restated) nine months ended December 31, 2006	4

Notes to Consolidated Financial Statements	5-15

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
(IN US$)

		RESTATED
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and bank deposits	$727,415	$1,287,354
Investment certificate, net of impairment loss	—	306,900
Accounts receivable, net of factoring and allowance for doubtful accounts of $121,331 and $65,028, respectively	1,712,957	5,013,846
Notes receivables, net of allowance for doubtful accounts of $691 and $1,440, respectively	68,420	142,541
Inventory	2,692,196	2,188,910
Prepaid expenses and other current assets	954,989	899,289

Total current assets	6,155,977	9,838,840
FIXED ASSETS:
Land	1,321,673	1,315,795
Plant and equipment, net	2,251,748	2,328,353

Total fixed assets, net	3,573,421	3,644,148

OTHER ASSETS	456,471	260,443
LONG TERM INVESTMENTS	—	46,035

TOTAL ASSETS	$10,185,869	$13,789,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term loans and current portion of long-term debt	$3,153,369	$5,139,603
Accounts payables	2,658,645	3,925,639
Accrued expenses	809,708	740,735
Advances on collection	180,790	21,263
Financing proceeds from stockholders	38,602	284,496
Other current liabilities	5,044	25,540

Total current liabilities	6,846,158	10,137,276
LONG-TERM DEBT AND OTHER LIABILITIES:
Long term debt	1,481,184	1,635,921
Guarantee deposits	—	7,366

Total Long-term debt and other liabilities	1,481,184	1,643,287

TOTAL LIABILITIES	8,327,342	11,780,563

STOCKHOLDERS’ EQUITY:
Common Stock of 0.001 par value per share — authorized, 500,000,000; 89,000,000 issued and outstanding as of December 31, 2007 and 125,000,000 issued and outstanding as of December 31, 2006	89,000	125,000
Additional paid in capital	2,409,015	2,346,515
Legal reserve	14,220	2,626
Foreign currency translation adjustment	4,810	(3,544)
Unappropriated earnings	(658,518)	(461,694)

TOTAL STOCKHOLDERS’ EQUITY	1,858,527	2,008,903

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,185,869	$13,789,466

The accompanying notes are an integral part of these financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF OPERATIONS
(IN US$)

		RESTATED
	Year ended	Nine months ended
	December 31,	December 31,
	2007	2006
NET SALES	$14,593,144	$12,342,087

COST OF GOODS SOLD	10,156,280	9,188,458

GROSS PROFIT	4,436,864	3,153,629

OPERATING EXPENSES:
General and administrative	2,259,993	1,490,778
Selling	1,266,900	1,192,372
Research and development	48,219	335,017
Depreciation and amortization	230,833	216,491
Advertising	150,184	125,146
Bad debts	82,351	—

Total operating expenses	4,038,480	3,359,804

PROFIT (LOSS) FROM OPERATIONS	398,384	(206,175)

IMPAIRMENT LOSS	(304,401)	—
OTHER INCOME (EXPENSES):
Interest expense	(402,708)	(352,382)
Interest income	22,377	16,698
Gain on foreign exchange, net	20,211	39,470
Rental income	38,267	—
Loss on disposal of fixed asset	(23,772)	—
Other	88,229	43,321

LOSS BEFORE TAXATION	(163,413)	(459,068)

Income tax	(21,817)	—

NET LOSS	$(185,230)	$(459,068)

LOSS PER SHARE:
Basic and diluted per share	(0.0017)	(0.0037)

WEIGHTED AVERAGE SHARES OUTSTANDING:	107,986,301	125,000,000
Basic and diluted
The accompanying notes are an integral part of these financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period April 1, 2006 to December 31, 2007
(IN US$)

							Total
	Capital		Legal	Additional Paid	Foreign Currency	Unappropriated	Shareholders'
	Stock	Value	Reserve	In Capital	Adjustment	Earnings	Equity
Balance April 1, 2006 (RESTATED)	35,000,000	$35,000	—	2,346,515	—	—	$2,381,515
Shares issued for services	90,000,000	90,000	—	—	—	—	90,000
Legal reserve	—	—	$2,626	—	—	$(2,626)	—
Foreign currency adjustment	—	—	—	—	$(3,544)	—	(3,544)
Net loss (RESTATED)	—	—	—	—	—	(459,068)	(459,068)

Balance December 31, 2006 (RESTATED)	125,000,000	125,000	2,626	2,346,515	(3,544)	(461,694)	2,008,903

Stock split 2 for1	(62,500,000)	(62,500)	—	62,500	—	—	—
Shares issued for services	26,500,000	26,500	—	—	—	—	26,500
Legal reserve	—	—	11,594	—	—	(11,594)	—
Foreign currency adjustment	—	—	—	—	8,354	—	8,354
Net loss	—	—	—	—	—	(185,230)	(185,230)

Balance December 31, 2007	89,000,000	$89,000	$14,220	$2,409,015	$4,810	$(658,518)	$1,858,527

The accompanying notes are an integral part of these financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS
(IN US$)

	Year ended	RESTATED
	December 31,	Nine months ended
	2007	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(185,230)	$(459,068)
Adjustments to reconcile net loss to cash from operating activities:
Depreciation and amortization	230,833	216,491
Stock issued for services	26,500	90,000
Impairment loss	304,401
Loss on disposal of fixed assets	23,772	—
Changes in assets and liabilities:
Accounts receivable and notes receivable	3,375,011	(156,918)
Inventory	(503,286)	87,448
Prepaid expenses and other assets	(273,786)	(28,166)
Accounts payable	(1,266,994)	1,214,901
Accrued expenses	68,973	130,537
Advances on collection	159,527	(154,977)
Other current liabilities	(27,862)	17,621

Cash flows from operating activities	1,931,859	957,870

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of investment	46,035	—
Additions to current investment	—	(306,900)
Addition to long-term investment	—	75
Additions to plant and equipment	(175,341)	(123,960)
Sale proceed from disposal of fixed asset	19,398	—

Net cash used in investing activities	(109,908)	(430,785)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term loans	(1,986,234)	(384,429)
Repayment of long-term loans	(154,737)	(68,407)
Decrease in financing proceeds from stockholders	(245,894)	27,756
Increase in guarantee plant and equipment	—	(12)

Net cash provided by financing activities	(2,386,865)	(425,092)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,975	(3,545)

NET INCREASE IN CASH AND EQUIVALENTS	(559,939)	98,448

CASH AND EQUIVALENTS — BEGINNING OF PERIOD	1,287,354	1,188,906

CASH AND EQUIVALENTS — END OF YEAR	$727,415	$1,287,354

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$397,494	$451,854
Cash paid for income taxes	$6,460	$71,111
The accompanying notes are an integral part of these financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 1 — Nature of Business and Basis of Presentation
Nature of Business
Componus, Inc. (“the Corporation”) was incorporated in Canada on January 21, 2005 under the Canada Business Corporations Act under the name Tritac Finvest Corporation.
On December 20, 2005 Componus, Inc. affected a name change from Tritac Finvest Corporation and a change in its jurisdiction of incorporation to the State of Nevada, USA and remains a publicly traded company. Componus, Inc. then merged with Asia Forging Supply Co., Ltd to form Componus, Inc. on March 20, 2006.
Asia Forging Supply Co., Ltd. (“the Subsidiary”), was incorporated in December 1997, in the Republic of China (ROC), engages mainly international business in forging parts for automobiles. The administration offices are located in Shindian City, Taipei, Taiwan. All manufacturing is performed by outside subcontractors in Taiwan. There are two inventory warehouse locations in the Midwest United States.
Componus Inc. has an administrative office in Bay City, Michigan and headquarters in Taipei, Taiwan.
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.
Note 2 — Summary of Significant Accounting Policies
Basis of Consolidation — The consolidated financial statements included the account of Componus Inc. and Asia Forging Supply Co., Ltd (collectively known as “the Group”) in which Componus Inc. has a controlling voting interest. All significant intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Equivalents — Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less. There is $129,474 pledged as collateral for the short term debts.
Fair Value of Financial Instruments — The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 2 — Summary of Significant Accounting Policies (continued)
Inventory — Inventory is stated at the lower of cost (first-in, first-out method) and at December 31, had the following values:

	2007	2006
Raw material	—	$128,892
Finished goods in Taiwan	$1,397,696	1,026,433
Stock in the Midwest United States	1,294,500	1,033,585

	$2,692,196	$2,188,910

Property and Equipment — Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets (10 years for molds, 5 years for transportation equipment and 5 years for computer and office equipment). Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.
Revenue Recognition — Revenues are recognized in connection with sales of products when all of the conditions are met: (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point; (3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.
Total allowances for doubtful accounts for the accounts receivable and notes receivable of $37,932 ($66,468 for 2006) for the year ended December 31, 2007 were provided to reserve for credit losses as a result of customers’ inability to pay. The amount reserved for accounts receivable and notes receivable is based upon the historical trend data. These valuation reserves are periodically re-evaluated and adjusted as more information about the ultimate collectibility of accounts receivable and notes receivable become available. A total of 31% of the accounts receivable is current (0-30 days), and 18% of the outstanding accounts receivable is owed by one customer.
Investment certificate, which matured in 2007, was doubtful on the recoverability. A full provision for impairment loss of $304,401 was provided in the financial statement for year ended December 31, 2007.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 2 — Summary of Significant Accounting Policies (continued)
Advertising costs are expensed as incurred. Advertising costs were $150,184 ($125,146 for 2006) for the year ended December 31, 2007.
Selling costs were $1,266,900 ($1,192,372 for 2006) for the year ended December 31, 2007.
General and administrative costs were $2,259,993 ($1,490,778 for 2006) for the year ended December 31, 2007.
Research and development costs were $48,219 ($335,017 for 2006) for the year ended December 31, 2007.
Off-Balance-Sheet Risk and Concentration of Credit Risk — Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and cash equivalents, investments and accounts receivable. Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.
Geographic Information — Product revenues for the year ended December 31, 2007 primarily from customers based were as follows:

	2007	2006
North America and Mexico	$13,294,236	$11,760,419
Asia	$1,074,825	$481,964
Europe	$224,083	$99,704
Foreign Currency — The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Resulting translation adjustments are accumulated as part of foreign currency adjustment.
Intangible Assets — Intangible assets with finite lives are amortized over their respective estimated useful lives to their estimated residual values. Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate long-lived described below.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 2 — Summary of Significant Accounting Policies (continued)
Impairment of Long-Lived Assets Other than Goodwill — Long-lived assets held and used, including intangible assets with finite lives are tested for recoverability when circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability of long-lived assets is evaluated by comparing the carrying amount of an asset or asset group to management’s best estimate of the undiscounted future operating cash flows expected to be generated by the asset or asset group. If these comparisons indicate that the asset or asset group is not recoverable, an impairment loss is recognized for the amount by which the carrying value of the asset or asset group exceeds fair value. Fair value is determined by quoted market price, if available, or an estimate of projected future operating cash flows, discounted using a rate that reflects the related average operating cost of fund.
Recent Accounting Pronouncements — In December 2007, the FASB issued SFAS No.160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. This statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary, and expands disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. The statement also requires consolidated net income to be reported and disclose on the face of the consolidated statement of income at amounts that include the amounts attributable to both the parent and the noncontrolling interest. This Statement establishes decreases in a parent’s ownership interest in a subsidiary could be accounted for only equity transactions. The provision of SFAS No.160 is effective beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited.
In December 2007, the FASB issued SFAS No.141, “Business Combinations”. The statement established the accounting for goodwill and assets and liabilities arising from contingency. It defines a bargain purchase as a business combination. It required the “negative goodwill” amount to be allocated as a pro rata reduction of the amounts that otherwise would have been assigned to particular assets acquired. Also, the provision require to recognize assets or liabilities arising from all other contingencies as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.
In February 2007, the FASB issued SFAS No.159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No.159). SFAS No.159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No.159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 2 — Summary of Significant Accounting Policies (continued)
In September 2006, the Financial Accounting Standard Board (FASB) issued SFAS No.157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No.157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The transition adjustment, which is measured as the difference between the carrying amount and the fair value of those financial instruments at the date this statement is initially applied, should be recognized as a cumulative effect adjustment to the opening balance of retained earnings for the fiscal year in which this statement is initially applied. The provisions of SFAS No.157 are effective for us beginning January 1, 2008.
The management is currently evaluating the impact that the above statements will have on its consolidated financial statements.
Note 3 — Restatement of Prior Years and Prior Period Adjustment
It was discovered during the audit of the financial statements for the year ended December 31, 2007, that molds used in production were being recorded as Other Assets and were not being depreciated since 2003. All adjustments were made to reclassify the molds to Plant and Equipment from Other Assets and depreciation expense was recorded for all periods since 2003. The following is a summary of the effects of the corrections.

Nine Months Ended
December 31, 2006
Prepaids and Other Current Assets
Previously Reported	$1,904,499
Adjusted for correction	$899,289
Plant and Equipment, Net
Previously Reported	$1,602,537
Adjusted for correction	$2,328,352
Shareholders’ Equity April 1, 2006
Previously Reported	$2,583,635
Adjusted for correction	$2,381,515
Net Loss
Previously Reported	$(381,794)
Adjusted for correction	$(459,068)
Basic and diluted loss per common share
Previously Reported	$(0.0031)
Adjusted for correction	$(0.0037)

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 4 — Prepaid Expense and Other Current Assets
Prepaid expenses and other current assets were comprised of the following:

		RESTATED
	2007	2006
Prepaid Expenses	$479,340	$500,157
Supplies	14,443	9,907
Purchases in advance	294,206	246,080
Prepaid income tax	4,405	2,465
VAT on purchases	66,326	79,857
Other receivables	96,269	60,823

Total	$954,989	$899,289

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 5 — Property and Equipment
Property and equipment and the related accumulated depreciation consisted of the following:

		RESTATED
	2007	2006
Plant and equipment:
Buildings	$1,349,863	$1,342,764
Transportation equipment	190,969	175,196
Office equipment	386,396	375,676
Other	1,451,365	1,375,458

Total cost	3,378,593	3,269,094

Accumulated depreciation:
Buildings	104,699	77,875
Transportation equipment	129,759	133,279
Office equipment	249,227	205,922
Other	643,160	523,666

Total accumulated depreciation	1,126,845	940,742

Plant and equipment — net	$2,251,748	$2,328,352

Depreciation and amortization expense was $208,775 for the year ended December 31, 2007.
Note 6 — Other assets

	2007	2006
Guarantee deposit paid	$190,832	$199,285
Other	160	1,095
Intangible assets
At cost	308,835	83,754
Accumulated amortization	(43,356)	(23,691)

	$456,471	$260,443

The intangible assets were amortized over five years and the amortization expense of $22,058 was recorded in the financial statement for the year ended 31 December 2007.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 7 — Debt

	Interest
Description	Rate	Maturities	2007	2006
Short-term debt and current portion of long-term debt:
Unsecured foreign bank loan	4.28% to 7.95%	2008	$1,171,429	$986,155
Secured foreign bank loan	4.28% to 7.95%	2008	1,762,574	3,700,845
Current portion of long-term debt		2008	219,366	452,603

Total short-term debt and current portion of long-term debt			3,153,369	5,139,603
Long-term debt
Secured foreign bank loan	3.35% to 6%	2020	1,540,194	2,088,524
Unsecured foreign bank loan	3.35% to 6%	2008-2009	160,356	—
Current portion of long-term debt			(219,366)	(452,603)

Long term debt			1,481,184	1,635,921

Total debt			$4,634,553	$6,775,524

Maturities of debt are as follows:

Year	Debt
2008	$3,153,369
2009	142,525
2010	104,025
2011	107,093
2012	110,344
Thereafter	1,017,197

Total	$4,634,553

The foreign bank loans were collateralized by a time deposit of $129,474 and land and building of the subsidiary and letter of guaranties signed by two officers of the Corporation.
Note 8 — Accrued expenses

	2007	2006
Salaries and wages	$124,962	$108,132
Commission	116,330	94,800
Interest	17,366	25,718
Other	551,050	512,085

	$809,708	$740,735

Note 9 — Profit per share
Loss per share at December 31, 2007 was $(0.0017) based on a weighted average of 107,986,301 shares outstanding.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 10 — Income taxes
Components of income taxes are as follows:

	2007	2006
Earnings from continuing operation before income taxes:
United States	$(38,189)	$(90,209)
Foreign	(147,041)	(291,585)

	$(185,230)	$(381,794)

Current tax expense:
Federal	—	—
State	—	—
Foreign	$(21,187)	—

	$(21,187)	—

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. Income tax returns through 2005 had been examined by the tax authorities. No provision was made for United States taxes.
Note 11 — Related Party Transactions
As of December 31, 2007, financing proceeds from stockholder, Mr. Huang Hung-Lang was $38,602 ($284,496 for 2006).
The corporation provided no collateral to the party for the above financing proceeds and these proceeds represented a non-interest bearing charge to the Corporation.
Note 12 — Commitments
Rent expense for the year ended December 31, 2007 was $100,843 ($63,466 for 2006). The Group has signed a 3-year rental agreement with a renewal option for its warehouse locations in the U.S.A. The future payment for all leases in effect at December 31, 2007 were as follows:

2008	$170,573
2009	$169,979
2010	$164,175

Total	$504,727

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 13 — Stockholders’ Equity
The company is authorized to issue 500,000,000 common shares with a $0.001 par value.
On September 12, 2007, the Board of directors of Componus Inc announced a reverse stock split of 2-1. With 125,000,000 shares issued and outstanding prior to this date, it was reduced to 62,500,000 shares issued and outstanding. 26,500,000 shares were later issued to individuals for services provided to the Company. The shares issued for services were valued at $26,500 and charged to General and Administrative Expenses for the year ended December 31, 2007.
As provided by the Subsidiary’s articles of incorporation, annual net income shall be distributed in the following order:
a. To pay income tax
b. To offset accumulated deficits
c. To appropriate 10% as legal reserve
d. Set aside 2% as employees’ bonus
e. Set aside 3% as directors and supervisors’ bonus
The remaining balance shall be distributed as dividends to shareholders.
Note 14 — Acquisition Agreement
On January 13, 2006, Componus Inc., (“the Corporation’’) a non-operating company incorporated in the State of Nevada, entered into a share exchange agreement with Asia Forging Supply Ltd,, a company incorporated in the Republic of China.
Pursuant to the terms of the agreement, the parties exchanged 7,000,000 shares, all the outstanding shares of Asia Forging Supply Ltd.. for 35,000,000 shares of Componus Inc., worth $35,000.
Consequently, the share exchange between Componus Inc. and Asia Forging Supply Ltd. did not require an adjustment to the historical basis of the assets and liabilities of Asia Forging Supply Ltd. The operations were consolidated as though the transactions occurred as of the beginning of the first accounting period presented in the accompanying consolidated financial statements.
Note 15 — Contingent Liabilities
As of December 31, 2007, the account receivable in sum of $1,070,623 ($371,563 in 2006) of the Company has been settled by factoring and subject to the recourse of the financial institutions.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

Note 16 — Variable interest entity
Asia Forging Inc. (“AFI”), a private corporation incorporated in Michigan, USA, is a variable interest entity of the Corporation. The Corporation, being the primary beneficiary, has consolidated the operation’s results of AFI for the years ended December 31, 2007 and 2006.
AFI was principally engaged to receive payment from customers for the Subsidiary and make payment to the staff in USA for the Subsidiary. No consolidated assets of the Corporation were collateral for AFI. The creditors of AFI have no recourse to the general credit of the Corporation.
Note 17 — Subsequent Event
On March 20, 2008, JPC Capital Partners, Inc. (“JPC”), a company incorporated in Delaware, US, executed a Stock Purchase Agreement and Share Exchange (the “Agreement”) with the Corporation. The Agreement provides for the acquisition of the Corporation whereby the Corporation shall become a wholly owned subsidiary of JPC. In connection with acquisition of the Corporation, JPC shall issue 89,000,000 total shares of common stock, which will represent and equate to 87.25% of the total issued and outstanding common stock of JPC after the transaction is closed. These shares will be issued in exchange for all of the issued and outstanding shares of the Corporation. The Corporation also shall pay to JPC up to $25,000 for reimbursement of its legal fees incurred as a result of the transactions contemplated by the Agreement.